Exhibit 10.3

RECORDATION REQUESTED BY:
First Northern Bank of Dixon
Sacramento Branch
1375 Exposition Boulevard #101
Sacramento, CA  95815
WHEN RECORDED MAIL TO:
First Northern Bank of Dixon
Central Loan Department-94
P.O. Box 547
Dixon, CA  95620
FOR RECORDER'S USE ONLY
DEED OF TRUST
THIS DEED OF TRUST is dated June 14, 2018, among Antibodies Incorporated, a California corporation, whose address is PO Box 1560, Davis, CA  95617-1560 ("Trustor"); First Northern Bank of Dixon, whose address is Sacramento Branch, 1375 Exposition Boulevard #101, Sacramento, CA  95815 (referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and Chicago Title Company, whose address is 2220 Douglas Boulevard, Suite 190, Roseville, CA  95661 (referred to below as "Trustee").
CONVEYANCE AND GRANT.  For valuable consideration, Trustor irrevocably grants, transfers and assigns to Trustee in trust, with power of sale, for the benefit of Lender as Beneficiary, all of Trustor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the "Real Property") located in Yolo County, State of California:
See Exhibit A, which is attached to this Deed of Trust and made a part of this Deed of Trust as if fully set forth herein.
The Real Property or its address is commonly known as  25242 County Road 95, Davis, CA  95616.  The Assessor's Parcel Number for the Real Property is 038-120-017-000.
Trustor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Trustor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property.  This is an absolute assignment of Rents made in connection with an obligation secured by real property pursuant to California Civil Code Section 2938.  In addition, Trustor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.
THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE  (A)  PAYMENT OF THE INDEBTEDNESS AND  (B)  PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THIS DEED OF TRUST.  THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:
TRUSTOR'S REPRESENTATIONS AND WARRANTIES.  Trustor warrants that:  (a) this Deed of Trust is executed at Borrower's request and not at the request of Lender;  (b) Trustor has the full power, right, and authority to enter into this Deed of Trust and to hypothecate the Property;  (c) the provisions of this Deed of Trust do not conflict with, or result in a default under any agreement or other instrument binding upon Trustor and do not result in a violation of any law, regulation, court decree or order applicable to Trustor;  (d) Trustor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and  (e) Lender has made no representation to Trustor about Borrower (including without limitation the creditworthiness of Borrower).

TRUSTOR'S WAIVERS.  Except as prohibited by applicable law, Trustor waives any right to require Lender to  (a) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness;  (b) proceed against any person, including Borrower, before proceeding against Trustor;  (c) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Trustor;  (d) apply any payments or proceeds received against the Indebtedness in any order;  (e) disclose any information about the Indebtedness, Borrower, any collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or  (f) pursue any remedy or course of action in Lender's power whatsoever.
Trustor also waives any and all rights or defenses arising by reason of  (h) any disability or other defense of Borrower, any other guarantor or surety or any other person;  (i) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness;  (j) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise;  or  (k) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate.
Trustor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Trustor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure, or otherwise.
Trustor waives all rights and defenses that Trustor may have because Borrower's obligation is secured by real property.  This means among other things: (1) Lender may collect from Trustor without first foreclosing on any real or personal property collateral pledged by Borrower.  (2) If Lender forecloses on any real property collateral pledged by Borrower: (A) The amount of Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.  (B) Lender may collect from Trustor even if Lender, by foreclosing on the real property collateral, has destroyed any right Trustor may have to collect from Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because Borrower's obligation is secured by real property.  These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.
Trustor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Trustor might otherwise be entitled under state and federal law.  The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code.  Trustor acknowledges that Trustor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender.  Trustor further understands and agrees that this Deed of Trust is a separate and independent contract between Trustor and Lender, given for full and ample consideration, and is enforceable on its own terms.  Until all Indebtedness is paid in full, Trustor waives any right to enforce any remedy Trustor may have against Borrower's or any other guarantor, surety, or other person, and further, Trustor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.
PAYMENT AND PERFORMANCE.  Except as otherwise provided in this Deed of Trust, Borrower shall pay to Lender all Indebtedness secured by this Deed of Trust as it becomes due, and Borrower and Trustor shall perform all their respective obligations under the Note, this Deed of Trust, and the Related Documents.
POSSESSION AND MAINTENANCE OF THE PROPERTY.  Borrower and Trustor agree that Borrower's and Trustor's possession and use of the Property shall be governed by the following provisions:
Possession and Use.  Until the occurrence of an Event of Default, Trustor may  (1)  remain in possession and control of the Property;  (2)  use, operate or manage the Property; and  (3)  collect the Rents from the Property.
Duty to Maintain.  Trustor shall maintain the Property in substantially the same condition existing as the date hereof, reasonable wear and tear accepted and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws.  Trustor represents and warrants to Lender that:  (1)  During the period of Trustor's ownership of the Property, to Trustor's knowledge, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property other than in accordance with applicable law;  (2)  Trustor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing,  (a)  any breach or violation of any Environmental Laws,  (b)  any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property other than in accordance with applicable law, or  (c)  any actual or threatened litigation or claims of any kind by any person relating to such matters; and  (3)  Except as previously disclosed to and acknowledged by Lender in writing,  (a)  neither Trustor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property other than in accordance with applicable law; and  (b)  any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws.  Trustor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Trustor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust.  Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Trustor or to any other person.  Trustor hereby  (1)  releases and waives any future claims against Lender for indemnity or contribution in the event Trustor becomes liable for cleanup or other costs under any such laws; and  (2)  agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Trustor's ownership or interest in the Property, whether or not the same was or should have been known to Trustor.  The provisions of this section of the Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.
Nuisance, Waste.  Trustor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property.  Without limiting the generality of the foregoing, Trustor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent.
Removal of Improvements; New Improvements.  Trustor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property involving a total cost of more than $200,000, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except with Lender's express prior written consent in each instance.
Lender's Right to Enter.  Lender and Lender's agents and representatives may enter upon the Real Property at all reasonable times upon reasonable prior notice to Trustor to attend to Lender's interests and to inspect the Real Property for purposes of Trustor's compliance with the terms and conditions of this Deed of Trust.
Compliance with Governmental Requirements.  Trustor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act.  Trustor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Trustor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized.  Lender may require Trustor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.
Duty to Protect.  Trustor agrees neither to abandon nor leave unattended the Property.  Trustor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER.  Lender may, at Lender's option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property.  A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property.  If any Trustor is a corporation, partnership or limited liability company, a "sale or transfer" also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Trustor, provided that the change in ownership in Trustor as a result of the consummation of the merger of Borrower and Trustor pursuant to the Merger Agreement shall not constitute a "sale or transfer."
TAXES AND LIENS.  The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:
Payment.  Trustor shall pay when due (and in all events at least ten (10) days prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property.  Trustor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.
Right to Contest.  Trustor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized.  If a lien arises or is filed as a result of nonpayment, Trustor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Trustor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and permissible fees, or other charges that could accrue as a result of a foreclosure or sale under the lien.  In any contest, Trustor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property.  Trustor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.
Evidence of Payment.  Trustor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.
Notice of Construction.  Trustor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials.  Trustor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Trustor can and will pay the cost of such improvements.
PROPERTY DAMAGE INSURANCE.  The following provisions relating to insuring the Property are a part of this Deed of Trust.
Maintenance of Insurance.  Trustor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender.  Trustor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies.  Additionally, Trustor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require.  Notwithstanding the foregoing, in no event shall Trustor be required to provide hazard insurance in excess of the replacement value of the improvements on the Real Property.  Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender.  Trustor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender, to the extent such notice is commercially available.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Trustor or any other person.  Should the Real Property be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area, Trustor agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Property is located in a special flood hazard area, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds.  Trustor shall promptly notify Lender of any loss or damage to the Property.  Lender may make proof of loss if Trustor fails to do so within fifteen (15) days of the casualty.  If in Lender's sole judgment Lender's security interest in the Property has been impaired, Lender may, at Lender's election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property.  If the proceeds are to be applied to restoration and repair, Trustor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Trustor from the proceeds for the reasonable cost of repair or restoration if no Event of Default under this Deed of Trust is then occurring.  Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Trustor as Trustor's interests may appear.
Trustor's Report on Insurance.  Upon request of Lender, however not more than once a year, Trustor shall furnish to Lender a report on each existing policy of insurance showing:  (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy.  Trustor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.
LENDER'S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Trustor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Trustor's failure to discharge or pay when due any amounts Trustor is required to discharge or pay under this Deed of Trust or any Related Documents, Lender on Trustor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Trustor.  All such expenses will become a part of the Indebtedness and, at Lender's option, will  (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1)  the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C)  be treated as a balloon payment which will be due and payable at the Note's maturity.  The Deed of Trust also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon and Event of Default.
WARRANTY; DEFENSE OF TITLE.  The following provisions relating to ownership of the Property are a part of this Deed of Trust:
Title.  Trustor warrants that:  (a) to Trustor's knowledge, Trustor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and  (b) Trustor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.
Defense of Title.  Subject to the exception in the paragraph above, Trustor warrants and will forever defend the title to the Property against the lawful claims of all persons.  In the event any action or proceeding is commenced that questions Trustor's title or the interest of Trustee or Lender under this Deed of Trust, Trustor shall defend the action at Trustor's expense.  Trustor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Trustor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws.  Trustor warrants that the Property and Trustor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.
Survival of Representations and Warranties.  All representations, warranties, and agreements made by Trustor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full.
CONDEMNATION.  The following provisions relating to eminent domain and inverse condemnation proceedings are a part of this Deed of Trust:
Proceedings.  If any eminent domain or inverse condemnation proceeding is commenced affecting the Property, Trustor shall promptly notify Lender in writing, and Trustor shall promptly take such steps as may be necessary to pursue or defend the action and obtain the award.  Trustor may be the nominal party in any such proceeding, but Lender shall be entitled, at its election, to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Trustor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.
Application of Net Proceeds.  If any award is made or settlement entered into in any condemnation proceedings affecting all or any part of the Property or by any proceeding or purchase in lieu of condemnation, Lender may at its election, and to the extent permitted by law, require that all or any portion of the award or settlement be applied to the Indebtedness and to the repayment of all reasonable costs, expenses, and attorneys' fees incurred by Trustee or Lender in connection with the condemnation proceedings.
IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES.  The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:
Current Taxes, Fees and Charges.  Upon request by Lender, Trustor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property.  Trustor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.
Taxes.  The following shall constitute taxes to which this section applies:  (1)  a specific tax upon this type of Deed of Trust or upon all or any part of the  Indebtedness secured by this Deed of Trust;  (2)  a specific tax on Borrower which Borrower is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust;  (3)  a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and  (4)  a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Borrower.
Subsequent Taxes.  If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, Trustor shall either (1) pay the tax before it becomes delinquent, or (2) contest the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.
SECURITY AGREEMENT; FINANCING STATEMENTS.  The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:
Security Agreement.  This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.
Security Interest.  Upon request by Lender, Trustor shall take whatever action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property.  Trustor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest.  Upon an Event of Default, Trustor shall not remove, sever or detach the Personal Property from the Property.  Upon an Event of Default, Trustor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Trustor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses.  The mailing addresses of Trustor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.
FURTHER ASSURANCES; ATTORNEY-IN-FACT.  The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:
Further Assurances.  At any time, and from time to time, upon request of Lender, Trustor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve  (1)   Borrower's and Trustor's obligations under the Note, this Deed of Trust, and the Related Documents, and  (2)   the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Trustor.  Unless prohibited by law or Lender agrees to the contrary in writing, Trustor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.
Attorney-in-Fact.  If Trustor fails to do any of the things referred to in the preceding paragraph within thirty (30) days of written request therefor, Lender may do so for and in the name of Trustor and at Trustor's expense.  For such purposes, Trustor hereby irrevocably appoints Lender as Trustor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.
FULL PERFORMANCE.  If Borrower and Trustor pay all the Indebtedness when due, and Trustor otherwise performs all the obligations imposed upon Trustor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Trustor suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property.  Lender may charge Trustor a reasonable reconveyance fee at the time of reconveyance limited to actual out of pocket expenses.
EVENTS OF DEFAULT.  Each of the following, at Lender's option, shall constitute an Event of Default under this Deed of Trust:
Defaults.  Borrower or Trustor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed of Trust beyond any notice and cure period set forth herein and if not specified, within thirty (30) days of receipt of written notice from Lender.
Other Defaults.  An Event of Default as defined in the Business Loan Agreement of even date between Lender and Borrower exists, beyond any notice or cure periods set forth therein.
RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:
Election of Remedies.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Trustor under this Deed of Trust, after Trustor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.
Foreclosure by Sale.  Upon an Event of Default under this Deed of Trust, Beneficiary may declare the entire Indebtedness secured by this Deed of Trust immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Property, which notice Trustee shall cause to be filed for record.  Beneficiary also shall deposit with Trustee this Deed of Trust, the Note, other documents requested by Trustee, and all documents evidencing expenditures secured hereby.  After the lapse of such time as may then be required by law following the recordation of the notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in the notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale.  Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement in accordance with applicable law.  Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustor, Trustee or Beneficiary may purchase at such sale.  After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of:  all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

Judicial Foreclosure.  With respect to all or any part of the Real Property, Lender shall have the right in lieu of foreclosure by power of sale to foreclose by judicial foreclosure in accordance with and to the full extent provided by California law.
UCC Remedies.  With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code, including without limitation the right to recover any deficiency in the manner and to the full extent provided by California law.
Collect Rents.  Lender shall have the right, upon notice to Borrower and Trustor to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness.  In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender.  If the Rents are collected by Lender, then Trustor irrevocably designates Lender as Trustor's attorney-in-fact to endorse instruments received in payment thereof in the name of Trustor and to negotiate the same and collect the proceeds.  Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.
Appoint Receiver.  Lender shall have the right upon notice to Trustor to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.
Tenancy at Sufferance.  If Trustor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon and Event of Default of Borrower or Trustor, Trustor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (1) pay a reasonable rental for the use of the Property, or (2) vacate the Property immediately upon the demand of Lender.
Other Remedies.  Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or available at law or in equity.
Notice of Sale.  Lender shall give Trustor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition.  Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.
Sale of the Property.  To the extent permitted by applicable law, Borrower and Trustor hereby waives any and all rights to have the Property marshalled.  In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales.  Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Expenses.  If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable.  Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law.  Trustor also will pay any court costs, in addition to all other sums provided by law.
Rights of Trustee.  Trustee shall have all of the rights and duties of Lender as set forth in this section.
POWERS AND OBLIGATIONS OF TRUSTEE.  The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:
Powers of Trustee.  In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Trustor:  (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public;  (b) join in granting any easement or creating any restriction on the Real Property; and  (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.
Obligations to Notify.  Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Trustor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.
Trustee.  Trustee shall meet all qualifications required for Trustee under applicable law.  In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.
Successor Trustee.  Lender, at Lender's option and upon written notice to Trustor, may from time to time appoint a successor Trustee to any Trustee appointed under this Deed of Trust by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of Yolo County, State of California.  The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Trustor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest.  The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law.  This procedure for substitution of Trustee shall govern to the exclusion of all other provisions for substitution.
Acceptance by Trustee.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.
NOTICES.  Any notice required to be given under this Deed of Trust shall be given in writing, and shall be effective when actually delivered, when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust.  Trustor requests that copies of any notices of default and sale be directed to Trustor's address shown near the beginning of this Deed of Trust.  All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust.  Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  For notice purposes, Trustor agrees to keep Lender informed at all times of Trustor's current address.  Unless otherwise provided or required by law, if there is more than one Trustor, any notice given by Lender to any Trustor is deemed to be notice given to all Trustors.

STATEMENT OF OBLIGATION FEE.  Lender may collect a fee, not to exceed the maximum amount permitted by law, for furnishing the statement of obligation as provided by Section 2943 of the Civil Code of California.
ATTORNEYS' FEES.   In any action arising from or relating to this Deed of Trust and subject to any limits under applicable law, the prevailing party shall be entitled to reasonable attorneys' fees in accordance with California Civil Code Section 1717.  Whether or not an action is involved, the expenses of Beneficiary described in the paragraph of this Deed of Trust titled "Expenses" include, without limitation, attorneys' fees incurred by Beneficiary.
MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Deed of Trust:
Amendments.  This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust.  No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
Caption Headings.  Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.
Merger.  There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.
Governing Law.  This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.  This Deed of Trust has been accepted by Lender in the State of California.
Choice of Venue.  If there is a lawsuit, Trustor agrees upon Lender's request to submit to the jurisdiction of the courts of Yolo County, State of California.
No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust.  No prior waiver by Lender, nor any course of dealing between Lender and Trustor, shall constitute a waiver of any of Lender's rights or of any of Trustor's obligations as to any future transactions.  Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Severability.  If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.
Successors and Assigns.  Subject to any limitations stated in this Deed of Trust on transfer of Trustor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Property becomes vested in a person other than Trustor, Lender, without notice to Trustor, may deal with Trustor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Trustor from the obligations of this Deed of Trust or liability under the Indebtedness.
Time is of the Essence.  Time is of the essence in the performance of this Deed of Trust.
DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Deed of Trust.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Beneficiary.  The word "Beneficiary" means First Northern Bank of Dixon, and its successors and assigns.
Borrower.  The word "Borrower" means AB Merger Sub, Inc. and its successors and assigns.
Deed of Trust.  The words "Deed of Trust" mean this Deed of Trust among Trustor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.
Environmental Laws.  The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
Event of Default.  The words "Event of Default" mean any of the events of default set forth in this Deed of Trust in the events of default section of this Deed of Trust.
Guarantor.  The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.
Guaranty.  The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.
Hazardous Substances.  The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
Improvements.  The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.
Indebtedness.  The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Trustor's obligations or expenses incurred by Trustee or Lender to enforce Trustor's obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.
Lender.  The word "Lender" means First Northern Bank of Dixon, its successors and assigns.
Merger Agreement.  The words "Merger Agreement" means the Agreement and Plan of Merger dated as of May 8, 2018, by and among Trustor, AB HoldCo, Inc., a Nevada corporation, and the other parties thereto.
Note.  The word "Note" means the promissory note dated June __, 2018, in the original principal amount of $2,024,750.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. NOTICE TO TRUSTOR:  THE NOTE CONTAINS A VARIABLE INTEREST RATE.
Personal Property.  The words "Personal Property" mean all of the following rights and property of Trustor, whether now existing or hereafter acquired:
(a) All development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Real Property lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Real Property and Improvements; together with

(b) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and  concessions ("leases") relating to the use and enjoyment of all or any part of the Real Property and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

(c) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Real Property and Improvements, whether stored on the Real Property or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

(d) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Real Property or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Real Property or Improvements; together with

(e) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits), contract rights and development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Lender), which arise from or relate to the development of or construction on the Real Property or to any business now or later to be conducted on it, or to the Real Property and Improvements generally (including the sale of all or any portion thereof to a third party); together with

(f) All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Real Property, Improvements or the other property described above into cash or liquidated claims, including all proceeds of any insurance policies, present and future, payable because of loss sustained to all or part of any Property, whether or not such insurance policies are required by Lender, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Real Property, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(g) All books and records pertaining to any and all of the Property, including computer-readable memory and any computer hardware or software necessary to access and process such memory; together with

(h) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.
Property.  The word "Property" means collectively the Real Property and the Personal Property.
Real Property.  The words "Real Property" mean the real property, interests and rights, as further described in the second paragraph entitled "Conveyance and Grant" to this Deed of Trust.
Related Documents.  The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness; except that the words do not mean any guaranty or environmental agreement, whether now or hereafter existing, executed in connection with the Indebtedness.
Rents.  The word "Rents" means all present and future leases, rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property together with the cash proceeds of the Rents.

Trustee.  The word "Trustee" means Chicago Title Company, whose address is 2220 Douglas Boulevard, Suite 190, Roseville, CA  95661 and any substitute or successor trustees.
Trustor.  The word "Trustor" means Antibodies Incorporated, a California corporation.

DISPUTE RESOLUTION. Trustor and Beneficiary desire to resolve quickly and efficiently any disputes that might arise between them.  For any controversy, claim or judicial action arising from or relating to this Deed of Trust, any Related Documents or any related transaction or conduct, whether sounding in contract, tort or otherwise:
 Judicial Reference.  Where an action is pending before a court of any judicial district of the State of California, Trustor and Beneficiary shall each have the right to require that all questions of fact or law be submitted to general reference pursuant to California Code of Civil Procedure Section 638 et seq., and any successor statutes thereto.
(1) A single referee who is a retired superior court judge shall be appointed by the court pursuant to Code of Civil Procedure 640 and shall preside over the reference proceeding.  If Trustor and Beneficiary do not agree upon the referee, each of them may submit to the court up to three nominees who are retired superior court judges.
(2) If Trustor and Beneficiary do not agree on how the payment of the referee's fees and expenses will be shared, the court may apportion such fees and expenses between Trustor and Beneficiary in a fair and reasonable manner that is consistent with Code of Civil Procedure Section 645.1.
(3) Trustor and Beneficiary shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.
(4) The referee's statement of decision shall contain written findings of fact and conclusions of law, and the court shall enter judgment thereon pursuant to Code of Civil Procedure Sections 644(a) and 645.  The decision of the referee shall then be appealable as if made by the court.
No provision of this section shall limit the right of any party to exercise self-help remedies, to foreclose against or sell any real or personal property collateral or to obtain provisional or ancillary remedies, such as injunctive relief or appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency of any reference proceeding.  The exercise of a remedy does not waive the right of either party to resort to reference.
Jury Trial Waiver.  In any action pending before any court of any jurisdiction, Trustor and Beneficiary each hereby waive, the right to a jury trial.

[Signature page follows]

TRUSTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND TRUSTOR AGREES TO ITS TERMS, INCLUDING THE VARIABLE RATE PROVISIONS OF THE NOTE SECURED BY THIS DEED OF TRUST.
TRUSTOR:
ANTIBODIES INCORPORATED

By: /s/ Richard Krogsrud
Richard Krogsrud, President of Antibodies Incorporated

CERTIFICATE OF ACKNOWLEDGMENT
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy or validity of that document.

STATE OF South Dakota	)

) SS

COUNTY OF Pennington	)

On June 19th, 2018 before me,
_____________________________Kayla Meyer, Notary Public,
(here insert name and title of the officer)
personally appeared Richard Krogsrud, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ___/s/ Kayla Meyer_________________________________________________
(Seal)

 (DO NOT RECORD)
REQUEST FOR FULL RECONVEYANCE
(To be used only when obligations have been paid in full)
To: _____________________________________________, Trustee
The undersigned is the legal owner and holder of all Indebtedness secured by this Deed of Trust.  All sums secured by this Deed of Trust have been fully paid and satisfied.  You are hereby directed, upon payment to you of any sums owing to you under the terms of this Deed of Trust or pursuant to any applicable statute, to cancel the Note secured by this Deed of Trust (which is delivered to you together with this Deed of Trust), and to reconvey, without warranty, to the parties designated by the terms of this Deed of Trust, the estate now held by you under this Deed of Trust.  Please mail the reconveyance and Related Documents to:
__________________________________________________________________________________________.

Date: _____________________________________________	Beneficiary: ______________________________
By: __________________________
Its: __________________________
________________________________________________________________________

________________________________________________________________________
LaserPro, Ver. 17.4.21.005  Copr. D+H USA Corporation 1997, 2018.   All Rights Reserved.   - CA  I:\CFI\LPL\G01.FC  TR-26381  PR-COML8 (M)